Exhibit 3.92

ARTICLES OF INCORPORATION

OF

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

The undersigned hereby creates a corporation under Chapter 302A of the Minnesota Statutes and adopts the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is Grand Casinos of Mississippi, Inc. - Biloxi

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation is 13705 First Avenue North, Suite 100, Plymouth, Minnesota 55441-5451.

ARTICLE 3

CAPITAL

A.	The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

B.	In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation’s outstanding shares.

C.

The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

ARTICLE 4

SHAREHOLDER RIGHTS

A.	No shareholder of the Corporation shall have any preemptive rights.

B.	No shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE 5

INCORPORATOR

The name and address of the person acting as incorporator of this Corporation is as follows:

William M. Mower

3300 Norwest Center

90 South Seventh Street

Minneapolis, Minnesota 55402-4140

ARTICLE 6

WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

Any action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

ARTICLE 7

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 7 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 8

OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS; RIGHTS OF REDEMPTION

A.	No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the Gaming Authorities information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by any Gaming Authority; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

B.	Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

(1)	the redemption price of the shares to be redeemed pursuant to this section B of Article 8 shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2)	the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(3)	if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

(4)	at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided ILLEGIBLE the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(5)	from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(6)	such other terms and conditions as the Board of Directors shall determine.

C.	Definitions. Capitalized terms used in this Article 8 shall have the meanings provided below.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Act”). The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

“Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

“Fair Market Value” of a share of Capital Stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of section B of Article 8; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange—listed stocks, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market Systems) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

“Gaming Authorities” shall mean the National Indian Gaming Commission, the Mississippi Gaming Commission organized pursuant to the Mississippi Gaming

Control Act and any successors thereto, or any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the Corporation or its Subsidiaries.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to section B of this Article 8.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4), section B of Article 8, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section B of Article 8 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

IN WITNESS WHEREOF, I have signed my name this 10th day of June, 1992.

/s/ William M. Mower
William M. Mower, Incorporator

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

June 12, 1992

Joan Anderson Growe
Secretary of State

6420

7L-597

State of Minnesota

SECRETARY OF STATE

CERTIFICATE OF MERGER

I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of the individual merging entities to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

MN: GCI BILOXI HOTEL ACQUISITION CORPORATION

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

Effective Date of Merger: June 30, 1996 at 11:59 p.m.

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

This certificate has been issued on: June 25, 1996.

Joan Anderson Growe

Secretary of State.

ARTICLES OF MERGER AMONG

GRAND CASINOS BILOXI THEATER, INC.,

GCI BILOXI HOTEL ACQUISITION CORPORATION

AND

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

Grand Casinos of Mississippi, Inc. - Biloxi, a Minnesota corporation (“Grand - Biloxi”), Grand Casinos Biloxi Theater, Inc., a Minnesota corporation (“Theater”), and GCI Biloxi Hotel Acquisition Corporation, a Minnesota corporation (“GCI - Hotel”), pursuant to Minnesota Statutes, Chapter 302A, hereby adopt and approve the following Articles of Merger:

ARTICLE I

Merger

Pursuant to that certain Merger Agreement and Plan of Merger (the “Merger Agreement”) among GCI - Hotel, Theater and Grand - Biloxi and made effective June 24, 1996, a copy of which is attached hereto as Exhibit A, GCI - Hotel and Theater are each hereby merged into Grand - Biloxi, and Grand - Biloxi is declared to be the surviving corporation of such merger (the “Merger”).

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Daylight Time, on June 30, 1996 (the “Effective Time”).

ARTICLE III

Implementation

The Merger shall be implemented in the manner described in the Merger Agreement.

ARTICLE IV

Approvals

The Merger has been authorized and approved, effective as of June 14, 1996, by (i) the board of directors and the sole shareholder of GCI - Hotel, (ii) the board of directors and sole shareholder of Theater, and (iii) the board of directors and sole shareholder of Grand - Biloxi.

IN WITNESS WHEREOF, these Articles of Merger are executed as of June 24, 1996, shall be filed with the Minnesota Secretary of State on or before June 30, 1996, and shall be effective at the Effective Time.

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

By:	/s/ Patrick R. Cruzen
Patrick R. Cruzen
President

GCI BILOXI HOTEL ACQUISITION CORPORATION

By:	/s/ Timothy J. Cope
Timothy J. Cope
Chief Financial Officer

GRAND CASINOS BILOXI THEATER, INC.

By:	/s/ Timothy J. Cope
Timothy J. Cope
Chief Financial Officer

EXHIBIT A

MERGER AGREEMENT AND PLAN OF MERGER

(GCI Biloxi Hotel Acquisition Corporation and Grand Casinos Biloxi Theater, Inc.)

This Merger Agreement and Plan of Merger (this “Agreement”) is made effective June 24, 1996 by and between Grand Casinos of Mississippi, Inc. - Biloxi, a Minnesota corporation (“Grand - Biloxi”), GCI Biloxi Hotel Acquisition Corporation, a Minnesota corporation (“GCI - Hotel”) and Grand Casinos Biloxi Theater, Inc. (“Theater”). Grand - Biloxi, GCI - Hotel and Theater and are sometimes hereinafter referred to as the “Merging Corporations.”

ARTICLE I

Merger

Pursuant to this Agreement and the provisions of Minnesota Statutes, Chapter 302A, GCI- Hotel and Theater shall be merged into Grand - Biloxi, and Grand - Biloxi shall be the surviving corporation pursuant to such merger (the “Merger”).

Following the Merger, the separate existence of each of GCI - Hotel and Theater shall cease, and Grand - Biloxi shall continue in existence as a Minnesota corporation with all of the rights, privileges, obligations and responsibilities of all three of the Merging Corporations.

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Daylight Time, on June 30, 1996 (the “Effective Time”).

ARTICLE III

Cancellation of Common Stock

At the Effective Time:

(i)	subject to the provisions of Article IV below, each share (a “Common Share”) of common stock of each of GCI - Hotel and Theater, $0.01 par value per share, then issued and outstanding shall, pursuant to the Merger, be canceled without the payment of any consideration for such cancellation; and

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(ii)	the holder of each certificate representing a Common Share shall cease to have any rights as a shareholder of the applicable of GCI - Hotel or Theater, except to the extent specifically provided otherwise by applicable Minnesota law.

ARTICLE IV

Dissenting Shareholders

Any holder of Common Stock who dissents from the Merger in the manner prescribed by applicable Minnesota law shall be entitled to receive payment for the value of such Common Stock in the manner prescribed by Minnesota law. Such holder shall not be entitled to cast any vote with respect to such Common Stock after the Effective Time, or receive any dividend or other distribution with respect to such Common Stock declared after the Effective Time.

ARTICLE V

Organization of Surviving Corporation

The articles of incorporation and bylaws of Grand - Biloxi as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of Grand - Biloxi as the surviving corporation following the Merger, until amended in accordance with the applicable provisions of such articles of incorporation and bylaws.

The directors and all officers of Grand - Biloxi immediately prior to the Effective Time shall be the directors and officers of Grand - Biloxi as the surviving corporation following the Merger, until their successors are duly elected and qualified.

ARTICLE VI

General Provisions

A. Property and Interests. All real and personal property, debts and interests of each of the Merging Corporations shall, as of the Effective Time and without further act or deed, be the property, debts and interests of Grand

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- Biloxi as the surviving corporation pursuant to the Merger. Any confirmation deed, assignment or other instrument necessary or appropriate to evidence Grand Biloxi’s interest in such property, debts and interests may at any time be signed and delivered in the name of Grand - Biloxi by any of its then current officers, or in the name of GCI - Hotel or Theater by Grand - Biloxi as successor by merger to GCI - Hotel or Theater and acting by any of Grand - Biloxi’s then current officers.

B. Liabilities. All liabilities and obligations of each of the Merging Corporations shall, as of the Effective Date, be the liabilities and obligations of Grand - Biloxi as the surviving corporation pursuant to the Merger.

IN WITNESS WHEREOF, each of the Merging Corporations has executed this Agreement as of the effective date stated above.

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

By:	/s/ Patrick R. Cruzen
Patrick R. Cruzen
President

GCI BILOXI HOTEL ACQUISITION CORPORATION

By:	/s/ Timothy J. Cope
Timothy J. Cope
Chief Financial Officer

GRAND CASINOS BILOXI THEATER, INC.

By:	/s/ Timothy J. Cope
Timothy J. Cope
Chief Financial Officer

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

June 25, 1996

Joan Anderson Growe
Secretary of State

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ARTICLES OF ABANDONMENT OF MERGER

OF

GRAND CASINOS BILOXI THEATER, INC.

AND

GCI BILOXI HOTEL ACQUISITION CORPORATION

INTO

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

The undersigned corporations, having filed Articles of Merger dated June 24, 1996, pursuant to Section 302A.615 of the Minnesota Statutes, which Articles of Merger are not yet effective, in order to abandon such merger, hereby adopt the following articles of abandonment:

ARTICLE I

The names of the constituent corporations are as follows:

Grand Casinos Biloxi Theater, Inc.

GCI Biloxi Hotel Acquisition Corporation

Grand Casinos of Mississippi, Inc. - Biloxi

ARTICLE II

The Plan of Merger is being abandoned pursuant to the affirmative vote of the board of directors of each constituent corporation to abandon the Plan of Merger in accordance with Minnesota Statutes Section 302A.631, Subdivision 1(a).

Dated June 27, 1996	GRAND CASINOS BILOXI THEATER, INC.

	By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

STATE OF MINNESOTA DEPARTMENT OF STATE FILED June 28, 1996 Joan Anderson Growe Secretary of State	By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary
GCI BILOXI HOTEL ACQUISITION CORPORATION
	By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary

7L-597

1114

State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: GCI BILOXI HOTEL ACQUISITION CORPORATION
MN: GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

Effective Date of Merger: June 30, 1996, 11:59 PM

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

This certificate has been issued on: June 28, 1996

Joan Anderson Growe
Secretary of State.

ARTICLES OF MERGER BETWEEN

GCI BILOXI HOTEL ACQUISITION CORPORATION

AND

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

Grand Casinos of Mississippi, Inc. - Biloxi, a Minnesota corporation (“Grand - Biloxi”), and GCI Biloxi Hotel Acquisition Corporation, a Minnesota corporation (“GCI - Hotel”), pursuant to Minnesota Statutes, Chapter 302A, hereby adopt and approve the following Articles of Merger:

ARTICLE I

Merger

Pursuant to that certain Merger Agreement and Plan of Merger (the “Merger Agreement”) between GCI - Hotel and Grand - Biloxi and made effective June 27, 1996, a copy of which is attached hereto as Exhibit A, GCI - Hotel is hereby merged into Grand - Biloxi, and Grand - Biloxi is declared to be the surviving corporation of such merger (the “Merger”).

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Daylight Time, on June 30, 1996 (the “Effective Time”).

ARTICLE III

Implementation

The Merger shall be implemented in the manner described in the Merger Agreement.

ARTICLE IV

Approvals

The Merger has been authorized and approved, effective as of June 27, 1996, by (i) the board of directors and the sole shareholder of GCI - Hotel, and (ii) the board of directors and sole shareholder of Grand - Biloxi.

IN WITNESS WHEREOF, these Articles of Merger are executed as of June 27, 1996, shall be filed with the Minnesota Secretary of State on or before June 30, 1996, and shall be effective at the Effective Time.

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary

GCI BILOXI HOTEL ACQUISITION CORPORATION

By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary

EXHIBIT A

MERGER AGREEMENT AND PLAN OF MERGER

(GCI Biloxi Hotel Acquisition Corporation)

This Merger Agreement and Plan of Merger (this “Agreement”) is made effective June 27, 1996 by and between Grand Casinos of Mississippi, Inc. - Biloxi, a Minnesota Corporation, a Minnesota corporation (“GCI - Hotel”). Grand - Biloxi and GCI - Hotel are sometimes hereinafter referred to as the “Merging Corporations.”

ARTICLE I

Merger

Pursuant to this Agreement and the provisions of Minnesota Statues, Chapter 302A, GCI - Hotel shall be merged into Grand – Biloxi, and Grand - Biloxi shall be the surviving corporation pursuant to such merger (the “Merger”).

Following the Merger, the separate existence of GCI - Hotel shall cease, and Grand - Biloxi shall continue in existence as a Minnesota corporation with all of the rights, privileges, obligations and responsibilities of the Merging Corporations.

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Daylight Time, on June 30, 1996 (the “Effective Time”).

ARTICLE III

Cancellation of Common Stock

At the Effective Time:

(i)	subject to the provisions of Article IV below, each share (a “Common Share”) of common stock of GCI - Hotel, $0.01 par value per share, then issued and outstanding shall, pursuant to the Merger, be canceled without the payment of any consideration for such cancellation; and

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(ii)	the holder of each certificate representing a Common Share shall cease to have any rights as a shareholder of GCI - Hotel, except to the extent specifically provided otherwise by applicable Minnesota law.

ARTICLE IV

Dissenting Shareholders

Any holder of Common Stock who dissents from the Merger in the manner prescribed by applicable Minnesota law shall be entitled to receive payment for the value of such Common Stock in the manner prescribed by Minnesota law. Such holder shall not be entitled to cast any vote with respect to such Common Stock after the Effective Time, or receive any dividend or other distribution with respect to such Common Stock declared after the Effective Time.

ARTICLE V

Organization of Surviving Corporation

The articles of incorporation and bylaws of Grand - Biloxi as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of Grand - Biloxi as the surviving corporation following the Merger, until amended in accordance with the applicable provisions of such articles of incorporation and bylaws.

The directors and all officers of Grand - Biloxi immediately prior to the Effective Time shall be the directors and officers of Grand - Biloxi as the surviving corporation following the Merger, until their successors are duly elected and qualified.

ARTICLES VI

General Provisions

A. Property and Interests. All real and personal property, debts and interests of each of the Merging Corporations shall, as of the Effective Time and without further act of deed, be the property, debts and interests of Grand - Biloxi as the surviving corporation pursuant to the Merger. Any confirmation deed, assignment or other instrument necessary or appropriate to evidence Grand Biloxi’s interest in such property, debts and interests may at

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any time be signed and delivered in the name of Grand - Biloxi by any of its then current officers, or in the name of GCI - Hotel by Grand - Biloxi as successor by merger to GCI - Hotel and acting by any of Grand - Biloxi’s then current officers.

B. Liabilities. All liabilities and obligations of each of the Merging Corporations shall, as of the Effective Date, be the liabilities and obligations of Grand - Biloxi as the surviving corporation pursuant to the Merger.

IN WITNESS WHEREOF, each of the Merging Corporations has executed this Agreement as of the effective date stated above.

GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary

GCI BILOXI HOTEL ACQUISITION CORPORATION

By:	/s/ Bruce E. Martin
Bruce E. Martin
Assistant Secretary

STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUNE 28, 1996
Joan Anderson Growe
Secretary of State

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